Hims & Hers Health, Inc. Reports Third Quarter 2022 Financial Results and
Raises Full Year 2022 Outlook; Platform Demand and Financial Outperformance Driving Expected Adjusted EBITDA Profitability Beginning in Q4 2022

Quarterly revenue of $144.8 million in Q3 2022, up 95% year-over-year

Consumer-centric strategy driving third straight quarterly gain of >100k net new subscriptions, ending Q3 2022 with 991,000 subscriptions, up 80% year-over-year

Raises full year 2022 revenue guidance to the range of $519 million to $522 million and Adjusted EBITDA guidance to the range of $(20) million to $(18) million

SAN FRANCISCO, November 7, 2022 – Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), the trusted consumer-first platform focused on providing modern personalized health and wellness experiences to consumers, today reported financial results for the third quarter ended September 30, 2022.

“We are pleased to deliver another quarter of exceptional performance, including 95% revenue growth, solid gross margins and improved Adjusted EBITDA performance,” said Andrew Dudum, CEO and co-founder. “The results reflect tremendous execution by our teams, strength across our product categories and continued consumer adoption of the Hims & Hers platform. In the third quarter, net new subscriptions reached an all-time high of over 170,000.”

“Our ability to create a trusted brand, build best-in-class capabilities and deliver a seamless experience to consumers is enabling us to drive robust and consistent growth, while also investing in the business. As we continue to achieve scale, we are seeing significant leverage across our operations, leading to our increased full year outlook, which marks a new chapter for us as we transition to expected Adjusted EBITDA profitability beginning in the fourth quarter. Given the underlying strength of our model and ongoing momentum across the business, we are confident in our ability to operate profitably going forward while continuing to invest for growth.”

Key Business Metrics
(In Thousands, Except AOV, Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	Change	2022	2021	Change

Subscriptions (end of period)	991	551	440
AOV	$83	$74	$9	$80	$74	$6
Net Orders	1,675	968	707	4,267	2,441	1,826

Revenue
(In Thousands, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change

Online Revenue	$139,781	$72,032	$67,749	$341,345	$180,858	$160,487
Wholesale Revenue	5,055	2,141	2,914	18,368	6,321	12,047
Total revenue	$144,836	$74,173	$70,663	$359,713	$187,179	$172,534
Total revenue year-over-year growth	95%	79%		92%	74%

Third Quarter 2022 Financial and Business Highlights
•Revenue was $144.8 million for the third quarter 2022 compared to $74.2 million for the third quarter 2021, an increase of 95% year-over-year.
•Net loss was $(18.8) million for the third quarter 2022 compared to $(15.9) million for the third quarter 2021.
•Gross margin was 79% for the third quarter 2022 compared to 74% for the third quarter 2021.
•Adjusted EBITDA was $(6.1) million for the third quarter 2022 compared to $(9.8) million for the third quarter 2021.
•Launched new Hims and Hers Android apps, following the successful first quarter 2022 rollout of the apps on the iOS platform, making the apps accessible to anyone with Apple or Android phones.
•Continued to expand the Hims & Hers team with top tier talent, bringing in key hires across fulfillment, communications, R&D, and finance.

Year to Date 2022 Financial Highlights
•Revenue was $359.7 million for the nine months ended September 30, 2022 compared to $187.2 million for the nine months ended September 30, 2021, an increase of 92% year-over-year.
•Net loss was $(54.8) million for the nine months ended September 30, 2022 compared to $(76.5) million for the nine months ended September 30, 2021.
•Gross margin was 77% for the nine months ended September 30, 2022 compared to 76% for the nine months ended September 30, 2021.
•Adjusted EBITDA was $(19.7) million for the nine months ended September 30, 2022 compared to $(23.0) million for the nine months ended September 30, 2021.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers provides guidance based on current market conditions and expectations for revenue and Adjusted EBITDA, which is a non-GAAP financial measure.

For the fourth quarter 2022, we expect:
•Revenue to be in the range of $159 million to $162 million.
•Adjusted EBITDA to be in the range of $0 million to $2 million, which would reflect an Adjusted EBITDA margin in the range of 0% to 1%.

For the full year 2022, we expect:
•Revenue to be in the range of $519 million to $522 million.
•Adjusted EBITDA to be in the range of $(20) million to $(18) million, which would reflect an Adjusted EBITDA margin in the range of (4)% to (3)%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the third quarter 2022 results on November 7, 2022, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is a consumer-first platform transforming the way customers fulfill their health and wellness needs. Its digital platform enables access to treatments for a broad range of conditions, including those related to sexual health, hair loss, dermatology, mental health and primary care. Hims & Hers connects patients to licensed healthcare professionals who can prescribe medications when appropriate. Prescriptions are fulfilled online through licensed pharmacies on a subscription basis, making accessing treatments simple, affordable, and straightforward. Through the Hims & Hers mobile apps, consumers can access a range of educational programs, wellness content, community support, and other services that promote lifelong health and wellness. Hims & Hers products can also be found in tens of thousands of top retail locations in the United States. Launched in November 2017, Hims & Hers serves the entire United

States and select locations in the United Kingdom. The company is publicly traded on the New York Stock Exchange. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our ability to reach Adjusted EBITDA profitability in the next quarter; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies, the success of our business model, our ability to scale our business, the growth of certain of our categories and the impact of our acquisitions, our ability to expand the scope of our offerings and experiences, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer product quality laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the

Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. We sell only non-prescription products to wholesale partners. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

“Subscriptions” are defined as the number of customer agreements where the customer has agreed to be automatically billed on a recurring basis at a defined cadence. The billing cadence is typically defined as a number of months (for example, billed every month or every three months). Subscriptions are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscription billing is preferred by many of our customers because most of the products and services we make available treat chronic conditions and these product and service offerings are most effective when taken consistently and continuously. Customers can cancel subscriptions in between billing periods to stop receiving additional products and services and can reactivate subscriptions to continue receiving additional products and services. Subscriptions are sometimes also referred to by us as “subscription memberships” or “memberships.”

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined above).

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,964	$71,784
Short-term investments	140,427	175,490
Inventory	22,347	13,558
Prepaid expenses and other current assets	12,717	9,073
Total current assets	233,455	269,905
Restricted cash	856	856
Goodwill	110,881	110,881
Intangibles, net	22,090	25,890
Operating lease right-of-use assets	5,318	5,111
Other long-term assets	10,227	7,942
Total assets	$382,827	$420,585
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$32,972	$19,640
Accrued liabilities	17,145	12,194
Deferred revenue	2,124	3,188
Earn-out payable	12,972	42,834
Operating lease liabilities	1,605	1,365
Total current liabilities	66,818	79,221
Operating lease liabilities	4,075	4,117
Earn-out liabilities	739	1,999
Other long-term liabilities	249	629
Total liabilities	71,881	85,966
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 199,309,580 and 196,414,363 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of September 30, 2022 and December 31, 2021	21	20
Additional paid-in capital	645,109	613,687
Accumulated other comprehensive loss	(462)	(137)
Accumulated deficit	(333,722)	(278,951)
Total stockholders' equity	310,946	334,619
Total liabilities and stockholders' equity	$382,827	$420,585

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$144,836	$74,173	$359,713	$187,179
Cost of revenue	30,383	19,301	83,328	44,783
Gross profit	114,453	54,872	276,385	142,396
Gross margin %	79%	74%	77%	76%
Operating expenses:(1)(2)
Marketing	78,462	38,293	187,045	93,195
Operations and support	21,751	12,808	54,882	33,748
Technology and development	7,977	6,242	20,926	16,807
General and administrative	26,246	25,190	70,624	92,123
Total operating expenses	134,436	82,533	333,477	235,873
Loss from operations	(19,983)	(27,661)	(57,092)	(93,477)
Other income:
Change in fair value of liabilities	450	8,328	1,012	13,610
Other income, net	677	219	1,399	320
Total other income, net	1,127	8,547	2,411	13,930
Loss before income taxes	(18,856)	(19,114)	(54,681)	(79,547)
Benefit (provision) for income taxes	16	3,173	(90)	3,049
Net loss	(18,840)	(15,941)	(54,771)	(76,498)
Other comprehensive income (loss)	6	(12)	(325)	(41)
Total comprehensive loss	$(18,834)	$(15,953)	$(55,096)	$(76,539)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.08)	$(0.27)	$(0.42)
Weighted average shares outstanding:
Basic and diluted	205,232,967	200,038,761	203,968,783	181,867,522
______________
(1)Beginning with the quarter ended September 30, 2022, we voluntarily reclassified certain operating expenses to provide additional granularity on our costs and to better align with management’s view of our operating results. Prior period amounts have been reclassified to conform to this presentation.
(2)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Marketing	$1,241	$2,328	$3,136	$4,946
Operations and support	695	612	1,848	2,433
Technology and development	1,003	1,040	2,999	3,492
General and administrative	8,040	7,889	22,484	44,388
Total stock-based compensation expense	$10,979	$11,869	$30,467	$55,259

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(54,771)	$(76,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,464	2,445
Stock-based compensation	30,467	55,259
Change in fair value of liabilities	(1,012)	(13,610)
Warrant expense in connection with Merger	—	154
Amortization of debt issuance costs	—	144
Net amortization on securities	986	1,732
Benefit for deferred taxes	(380)	(3,178)
Impairment of long-lived assets	1,127	—
Non-cash operating lease cost	1,156	1,133
Non-cash other	(198)	871
Changes in operating assets and liabilities:
Inventory	(8,789)	(6,928)
Prepaid expenses and other current assets	(3,644)	2,635
Other long-term assets	7	(58)
Accounts payable	13,332	6,306
Accrued liabilities	5,520	(794)
Deferred revenue	(1,064)	217
Operating lease liabilities	(1,165)	(1,137)
Earn-out payable	(6,848)	—
Net cash used in operating activities	(19,812)	(31,307)
Investing activities
Purchases of investments	(136,816)	(219,361)
Maturities of investments	134,759	99,375
Proceeds from sales of investments	35,846	3,465
Investment in website and mobile application development and internal-use software	(3,320)	(3,242)
Purchases of property, equipment, and intangible assets	(1,314)	(279)
Deferred consideration paid for acquisitions	(459)	—
Acquisition of businesses, net of cash acquired	—	(46,468)
Net cash provided by (used in) investing activities	28,696	(166,510)
Financing activities
Pre-closing stock repurchase	—	(22,027)
Proceeds from issuance of common stock upon Merger	—	197,686
Proceeds from PIPE	—	75,000
Payments for transaction costs related to securities issuances	—	(12,851)
Proceeds from repayment of promissory notes associated with vested and unvested shares	—	1,193
Proceeds from exercise of Class A common stock warrants	—	787
Proceeds from exercise of vested and unvested stock options, net of repurchases and cancelations	2,157	567
Payments for taxes related to net share settlement of equity awards	(2,364)	(5,234)
Payments for earn-out consideration for acquisitions	(23,014)	—
Proceeds from employee stock purchase plan	553	—
Net cash (used in) provided by financing activities	(22,668)	235,121
Foreign currency effect on cash and cash equivalents	(36)	(26)
(Decrease) increase in cash, cash equivalents, and restricted cash	(13,820)	37,278
Cash, cash equivalents, and restricted cash at beginning of period	72,640	28,350
Cash, cash equivalents, and restricted cash at end of period	$58,820	$65,628
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$57,964	$64,772
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$58,820	$65,628
Supplemental disclosures of cash flow information
Cash paid for taxes	$588	$279
Non-cash investing and financing activities
Recapitalization from redeemable convertible preferred stock pre-closing stock repurchase	$—	$125
Conversion of redeemable convertible preferred stock to common stock	—	249,837
Assumption of Merger warrants liability	—	51,814
Redemption/exercise of Class A common stock warrants	—	37,834
Conversion of Series D preferred stock warrants to Class A common warrants	—	1,160
Right-of-use asset obtained in exchange for lease liability	1,206	6,756
Vesting of early exercised stock options	113	147
Common stock issued, contingent consideration, and payables for acquisition of businesses	—	99,958

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), and Adjusted EBITDA margin (which is a non-GAAP ratio), each as defined below. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA or Adjusted EBITDA margin as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before stock-based compensation, depreciation and amortization, impairment of long-lived assets, acquisition-related costs (which includes (i) acquisition professional services; and (ii) consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), income taxes, interest income, change in fair value of liabilities, one-time bonuses and warrant expense in connection with the combination of Hims, Inc. (“Hims”) and Oaktree Acquisition Corp. (“OAC”), with Hims continuing as the surviving entity and as a wholly-owned subsidiary of OAC, which changed its name to Hims & Hers Health, Inc. (the “Merger”), and amortization of debt issuance costs. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$144,836	$74,173	$359,713	$187,179

Net loss	(18,840)	(15,941)	(54,771)	(76,498)
Stock-based compensation	10,979	11,869	30,467	55,259
Depreciation and amortization	1,902	1,546	5,464	2,445
Impairment of long-lived assets	1,127	—	1,127	—
(Benefit) provision for income taxes	(16)	(3,173)	90	(3,049)
Acquisition-related costs	(191)	4,342	75	7,214
Change in fair value of liabilities	(450)	(8,328)	(1,012)	(13,610)
Interest income	(607)	(103)	(1,138)	(298)
Merger bonuses	—	—	—	5,219
Warrant expense in connection with Merger	—	—	—	154
Amortization of debt issuance costs	—	—	—	144
Adjusted EBITDA	$(6,096)	$(9,788)	$(19,698)	$(23,020)

Net loss as a % of revenue	(13)%	(21)%	(15)%	(41)%
Adjusted EBITDA margin	(4)%	(13)%	(5)%	(12)%

Contacts:
Investor Relations
Bill Newby
+1 (503) 754-0251
Investors@forhims.com

Media Relations
Press@forhims.com